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Exhibit 23.1

          INDEPENDENT AUDITORS'CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to incorporation by reference in Registration Statement Nos. 333-63558, 333-84586, 333-97479, 333-98353, 333-100528, 333-101966, and
333-102480 on Form S-8 of U.S. Microbics, Inc. of our report dated January 9, 2002 , relating to the balance sheet of US. Microbics, Inc. an Subsidiaries as of September 30, 2001, and the related statements of operations, changes in stockholders' deficit, and cash flows for the year then ended, which report appears in the September 30, 2001 annual report on Form 10-KSB of U.S. Microbics, Inc.

                                /s/ Bradshaw, Smith & Co. LLP
                                 Bradshaw, Smith & Co.  LLP

Las Vegas, Nevada
February 18, 2003